AMENDMENT NUMBER ONE

to the

POOLING AND SERVICING AGREEMENT

dated as of December 1, 2004

HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,

HOME EQUITY MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2004-C

This AMENDMENT NUMBER ONE (this “Amendment”) is made and is effective as of this 1st day of February, 2005, among INDYMAC ABS, INC. (the “Depositor”), INDYMAC BANK, F.S.B. (the “Seller” and the “Servicer” as applicable) and DEUTSCHE BANK NATIONAL TRUST COMPANY (the “Trustee”), to the Pooling and Servicing Agreement relating to the above-captioned Asset Backed Certificates, dated as of December 1, 2004 (the “Pooling and Servicing Agreement”), among the Depositor, the Seller, the Servicer and the Trustee.

RECITALS

WHEREAS, the parties hereto are entering into this Amendment pursuant to the first paragraph of Section 10.01 of the Pooling and Servicing Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

SECTION 2.   Amendment. The parties hereto agree to amend the Pooling and Servicing Agreement as provided herein:

(a) Section 2.03 of the Pooling and Servicing Agreement is hereby amended by deleting Section 2.03(a) in its entirety and replacing it with the following paragraph:

IndyMac, in its capacities as Seller and Master Servicer, hereby makes the representations and warranties in Schedule II, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date. The Master Servicer will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its credit files for the related Mortgagor for each Mortgage Loan to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

(b) Section 2.03 of the Pooling and Servicing Agreement is hereby amended by deleting the first paragraph of Section 2.03(c) in its entirety and replacing it with the following paragraph:

Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties and the NIM Insurer. A breach of the representation or warranty made pursuant to clauses (29), (30), (33), (34), (35) and (36) of Schedule III or a breach of the covenant of the Master Servicer made pursuant to clause (a) above will be deemed to materially and adversely affect the interests of the Certificateholders in the related Mortgage Loan. The Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if the 90 day period expires before the second anniversary of the Closing Date, remove the Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in accordance with this Section 2.03; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner stated below. Any substitution pursuant to (i) above shall not be effected before the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 and a Request for Release substantially in the form of Exhibit N, and the Mortgage File for any Substitute Mortgage Loan. The Seller shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for the breach.

(c) Schedule III to the Pooling and Servicing Agreement is hereby amended by adding the following five representations and warranties:

(34)     No proceeds from any Mortgage Loan underlying the Certificates were used to finance single-premium credit insurance policies.

(35)      No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994.

(36)      With respect to each Mortgage Loan in loan group I, each Mortgage Loan had a principal balance at origination that conformed to Fannie Mae and Freddie Mac guidelines.

(37)      The Master Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implement regulations, accurate and complete information (i.e., favorable and unfavorable) on the credit files for the related Mortgagor for each Mortgage Loan to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

(38)      With respect to each Mortgage Loan in loan group I, no sub-prime Mortgage Loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three years. Any such sub-prime Mortgage Loans originated prior to such date, and any non-sub-prime Mortgage Loans, will not impose prepayment penalties in excess of five years.

SECTION 3.    Limited Effect. Except as expressly amended and modified by this Amendment, the Pooling and Servicing Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Pooling and Servicing Agreement or any other instrument or document executed in connection therewith or herewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Pooling and Servicing Agreement, any reference in any of such items to the Pooling and Servicing Agreement being sufficient to refer to the Pooling and Servicing Agreement as amended hereby.

SECTION 4.   Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflicts of laws principles thereof.

SECTION 5.   Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 6.    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Amendment for any reason whatsoever shall be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment.

SECTION 7.   Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

SECTION 8.  Section Headings. The section headings used in this Amendment are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

INDYMAC ABS, INC., as Depositor

By:	/s/ Isaac Carrillo
Name:	Isaac Carrillo
Title:	Vice President

INDYMAC BANK, F.S.B. as Servicer and Seller

By:	/s/ Isaac Carrillo
Name:	Isaac Carrillo
Title:	Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY not in its individual capacity but solely as Trustee

By:	/s/ Brent Hoyler
Name:	Brent Hoyler
Title:	Associate

By:	/s/ John Ingham
Name:	John Ingham
Title:	Associate